UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2020, Zynga Inc., a Delaware corporation (“Zynga”), completed its previously announced acquisition of 80% of all issued and outstanding share capital of Rollic Games Oyun Yazılım ve Pazarlama Anonim Şirketi, a Turkey joint stock company (“Rollic”), pursuant to the Share Sale and Purchase Agreement (the “Agreement”) dated August 4, 2020, between the shareholders (collectively, the “Sellers”) of Rollic and Zynga.

At closing, including the adjustments and certain transaction expenses as set forth in the Agreement, Zynga paid approximately $180 million in cash (the “Closing Consideration”) to the Sellers. Pursuant to the Agreement, $16 million of the Closing Consideration was deposited into an escrow fund in cash as security for certain indemnification obligations of the Sellers.

A copy of the Agreement is attached as Exhibit 2.1 to Zynga’s Current Report on Form 8-K filed on August 5, 2020. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

On October 1, 2020, Zynga and the Sellers entered into an Amendment Agreement to the Agreement (the “Amendment”) to agree on certain clarifying revisions related to the calculation of the Step-In Consideration under the Agreement. A copy of the Amendment is attached as Exhibit 2.2 to this Current Report on Form 8-K. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02. In accordance with the Agreement, Zynga will acquire the remaining 20% of the issued and outstanding share capital of Rollic during each of the three years following the closing (the “Step-In Period”) payable annually based upon the achievement of specified growth and profitability metrics by Rollic, as set forth within the Agreement. The additional consideration related to Step-In Period (the “Step-In Consideration”) will consist of at least 50% of each payment in cash and the remainder, at Zynga’s discretion, in cash and unregistered shares of Zynga’s Class A common stock (the “Zynga Stock”) based on the volume-weighted average closing price of the Zynga Stock during a 30 consecutive trading day period in advance of each payment. Following the end of the Step-In Period, Rollic will be a direct, wholly-owned subsidiary of Zynga. Any shares of Zynga Stock issued as Step-In Consideration are to be issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01. Regulation FD Disclosure.

On October 2, 2020, Zynga issued a press release announcing the closing of the acquisition of Rollic. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference. The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1+

Share Sale and Purchase Agreement relating to the sale and purchase of the entire issued share capital of Rollic Games Oyun Yazılım ve Pazarlama Anonim Şirketi between those persons listed in Schedule 1 as Sellers and Zynga Inc. as Purchaser (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K (File Number 001-35375) filed on August 5, 2020)

2.2

Amendment Agreement dated as of 1 October 2020 relating to the Share Sale and Purchase Agreement dated 4 August 2020 for the sale and purchase of the entire issued share capital of Rollic Games Oyun Yazılım ve Pazarlama Anonim Şirketi between those persons listed in Schedule 1 as Sellers and Zynga Inc. as Purchaser

99.1	Press Release, dated October 2, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)
+

Certain portions of this exhibit have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. A copy of any omitted portion will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Zynga may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: October 2, 2020	By:	/s/ Phuong Y. Phillips
Phuong Y. Phillips
Chief Legal Officer and Secretary